Exhibit 99.1

CoSine Communications, Inc. Announces it Will Be Purchased for $4.40 per Share Cash by WebFinancial Holding Corporation via a Reverse/Forward Split and Merger

LOS GATOS, Calif., Dec. 3, 2015 /PRNewswire/ -- CoSine Communications, Inc. ("CoSine") (Other OTC: COSN), today announced that its board of directors has approved a transaction that provides immediate value and liquidity to CoSine’s stockholders.  It anticipates that on or about December 11, 2015 the holders of a majority of the shares of CoSine’s common stock, $0.0001 par value per share (the “Common Stock”), constituting a majority of CoSine’s outstanding voting capital, will adopt resolutions by written consent, in lieu of a meeting of stockholders, to approve amendments  to CoSine’s Fourth Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to (a) effect a 1-for-80,000 reverse stock split of CoSine’s Common Stock (the “Reverse Stock Split”) such that stockholders owning fewer than 80,000 shares of CoSine’s Common Stock will have such shares cancelled and converted into the right to receive $4.40 for each share of Common Stock held prior to the Reverse Stock Split, and (b) effect, immediately following the Reverse Stock Split, a 80,000-for-1 forward stock split of CoSine’s Common Stock (the “Forward Stock Split,” and together with the Reverse Split, the “Reverse/Forward Split”).  As the Forward Stock Split ratio is the inverse of the Reverse Stock Split ratio, if a stockholder holds, at the effective time of the Reverse Split, at least 80,000 shares of Common Stock, any fractional share resulting from the Reverse Stock Split will not be cashed out and the total number of shares held by such holder will not change as a result of the Reverse/Forward Split.  The consideration of $4.40 per share of Common Stock on a pre-split basis is based primarily upon the estimated value of the CoSine’s wholly owned operating subsidiary, API Group plc, CoSine’s cash and investments on hand, and CoSine’s federal net operating loss carryforwards.  The consideration represents an approximately 10% premium to CoSine’s closing price of $4.00 on December 2, 2015.

The primary purpose of the Reverse/Forward Split is to consolidate CoSine’s ownership structure and facilitate the reorganization of CoSine as a wholly owned subsidiary of WebFinancial Holding Corporation, itself an indirect subsidiary of Steel Partners Holdings L.P. (“Steel Partners”).  Steel Partners, CoSine’s controlling stockholder, currently controls approximately 80.3% of CoSine’s outstanding Common Stock through a wholly-owned subsidiary.  The Reverse/Forward Split will also eliminate the administrative burden of managing stockholder relations and communications and the expense of maintaining many small stockholder accounts; and allow minority stockholders the ability to liquidate their shares of Common Stock at a fair price, without having to pay brokerage commissions.

CoSine therefore also announced that it intends, subject to the approval of CoSine’s remaining stockholders following the Reverse/Forward Split, to reorganize as a wholly owned subsidiary of WebFinancial Holding Corporation by merging, subsequent to the Reverse/Forward Split, CoSine with and into WebFinancial Holding LLC, with WebFinancial Holding LLC surviving as a wholly owned subsidiary of WebFinancial Holding Corporation (the “Merger”).  Pursuant to the Merger, (i) qualified holders of shares of  Common Stock outstanding after the effectiveness of the Reverse/Forward Split would have their shares of Common Stock converted into the right to receive $4.40, payable in shares of WebFinancial Holding Corporation common stock, par value $1.00 per share (“WFH Common Stock”), and Series A Preferred Stock, par value $1.00 per share (“WFH Preferred Stock”), for each such share of Common Stock held prior to the effectiveness of the Merger and (ii) all other shares of  Common Stock outstanding after the effectiveness of the Reverse/Forward Split would be converted into the right to receive a cash payment of $4.40 for each such share of Common Stock held prior to the effectiveness of the Merger. There is currently no public market for the shares of WFH Common Stock or WFH Preferred Stock and none is expected to develop.

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About CoSine Communications

CoSine’s primary operating subsidiary, API Group plc, is a leading manufacturer and distributor of foils, films and laminates used to enhance the visual appeal of products and packaging and to help its customers communicate brand values and authenticity. API’s global operations, headquartered in Poynton, Cheshire, England, employ more than 500 people in 12 locations, dedicated to providing high quality, innovative materials and solutions for use in a vast range of applications, including consumer packaging, printed media and secure documents. CoSine's Certificate of Incorporation limits the ability of any group or person to acquire 5% or more of CoSine's common stock (subject to certain exceptions as provided in the Certificate of Incorporation). CoSine has also adopted a Rights Agreement to deter acquisitions of 5% or more of CoSine's common stock (subject to certain exceptions) by any group or person. CoSine's common stock is currently traded on the OTC Pink® marketplace under the symbol COSN and its website is www.cosinecom.com.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. is a global diversified holding company. It owns and operates businesses for the long term benefit of shareholders and stakeholders and has significant interests in leading companies in various industries, including diversified industrial products, energy, defense, supply chain management and logistics, banking and youth sports.

About WebFinancial Holding Corporation

WebFinancial Holding Corporation is a holding company that is wholly owned by Steel Partners Holdings L.P.’s subsidiary, SPH Group LLC, a Delaware limited liability company.

Cautionary note regarding forward-looking statements

This press release contains certain forward-looking statements with respect to the financial condition, results of operations and business of CoSine. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward looking statements often use words such as "anticipate", "target", "expect", "estimate", "intend", "plan", "goal", "believe", "will", "may", "should", "would", "could" or other words of similar meaning. These statements are based on assumptions and assessments made by the board of directors of CoSine in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes appropriate. By their nature, forward-looking statements involve risk and uncertainty, and the factors described in the context of such forward-looking statements in this press release could cause actual results and developments to differ materially from those expressed in or implied by such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this press release. CoSine assumes no obligation to update or correct the information contained in this press release, whether as a result of new information, future events or otherwise, except to the extent legally required. The statements contained in this press release are made as at the date of this press release, unless some other time is specified in relation to them, and issuance of this press release shall not give rise to any implication that there has been no change in the facts set out in this press release since such date. Nothing contained in this press release shall be deemed to be a forecast, projection or estimate of the future financial performance of CoSine except where expressly stated.

For additional information contact:

Terry Gibson
(408) 399-6494
E-mail: Terry.Gibson@spcorpservices.com